                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
TAG-IT PACIFIC, INC.
Los Angeles, California


    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 17, 1997, relating to the consolidated financial statements of Tag-It Pacific, Inc.



    We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                          BDO SEIDMAN, LLP


Los Angeles, California
November 26, 1997